Exhibit 5

                 [letterhead of Atlas, Pearlman, Trop & Borkson]

                                            July 26, 1999

Audio Book Club, Inc.
The Herrick Company
2295 Corporate Boulevard, N.W.
Suite 222
Boca Raton, Florida 33431

     Re: Registration Statement on Form S-8; Audio Book Club, Inc.; (the "Company"); 4,500,000 Shares of Common Stock

Dear Sir/Madam:

     We refer to the Registration Statement (the "Registration Statement") filed by Audio Book Club, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 4,500,000 shares of Common Stock, no par value per share, (the "Plan Shares"), as set forth in the above Registration Statement, issuable upon the exercise of stock options (the "Plan Options") available for grant under the Company's 1997 Stock Option Plan and the Company's 1999 Stock Incentive Plan.

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the plans and various agreements and written options to be provided to officers, directors, key employees and consultants to the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations we have assumed the genuineness of all signatures on original documents and the conformity to original or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

     2. The Plan Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan Options, will be duly and validly issued and fully paid and non-assessable.

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     We hereby consent to the use of this opinion in the Registration  Statement on Form S-8 to be filed with the Commission. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                     Very truly yours,

                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                     /s/ Atlas, Pearlman, Trop & Borkson, P.A.